Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2012 Results

Announces Third Quarter 2012 Dividend

CHARLESTON, S.C. – August 7, 2012 – Blackbaud, Inc. (Nasdaq: BLKB), the leading global provider of software and services for nonprofits, today announced financial results for its second quarter ended June 30, 2012.

“Blackbaud delivered second quarter financial results that were consistent with our guidance for standalone Blackbaud and made significant progress on integrating the Convio acquisition, despite increased macroeconomic headwinds,” stated Marc Chardon, Chief Executive Officer for Blackbaud.

Chardon added, “Over the last few months, we have made significant progress integrating Convio’s employees and operations into Blackbaud. Market reception to our combination has been favorable, and we are excited to be in a unique position of delivering the industry’s leading CRM and online fundraising solutions from a single vendor. We believe that Blackbaud will increasingly be recognized as the vendor of choice to serve the multi-channel supporter engagement needs of nonprofit organizations.”

Second Quarter 2012 GAAP Financial Results: Consolidated

Blackbaud reported total revenue of $110.2 million for the second quarter of 2012, an increase of 17% compared to $93.8 million for the second quarter of 2011. GAAP loss from operations and net loss were $(1.9) million and $(2.3) million, respectively, compared with GAAP income from operations of $14.5 million and net income of $9.4 million, respectively, for the second quarter of 2011. Diluted loss per share was $(0.05) for the second quarter of 2012, compared with diluted earnings per share of $0.21 in the same period last year.

Second Quarter 2012 Non-GAAP Financial Results: Consolidated

Blackbaud reported total non-GAAP revenue of $113.7 million for the second quarter of 2012. Non-GAAP income from operations, which excludes write-down of Convio deferred revenue, stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition and integration related expenses, impairment of cost method investment, write-off of prepaid proprietary software licenses and gain on sale of assets, was $19.3 million for the second quarter of 2012, compared to $19.9 million in the same period last year. Non-GAAP net income was $10.8 million for the second quarter of 2012, compared to $12.3 million in the same period last year. Non-GAAP diluted earnings per share were $0.24 for the second quarter of 2012, compared to $0.28 in the same period last year.

A reconciliation between GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2012 Non-GAAP Financial Results: Blackbaud Standalone

On a standalone basis, Blackbaud generated total revenue of $99.6 million, an increase of 6% on a year-over-year basis and consistent with the company’s previously issued guidance range of $99 million to $102 million. Non-GAAP income from operations was $17.1 million for the second quarter of 2012. This compared to $19.9 million in the same period last year and was generally consistent with the company’s previously issued guidance range of $15.5 million to $17.0 million.

A reconciliation between Blackbaud’s standalone GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Tony Boor, Chief Financial Officer of Blackbaud, stated, “The second half of 2012 represents a transition period as we continue to take action on numerous plans to capitalize on the synergies between Blackbaud and Convio. The majority of the benefits we expect to realize as a result of our efforts, from both a growth and cost synergies perspective, are expected to occur during 2013 and beyond as a result of the longer than expected regulatory review process for the acquisition.”

Consolidated Balance Sheet and Cash Flow

The Company ended the second quarter with $21.2 million in cash, compared to $46.0 million at the end of the first quarter. The Company ended the second quarter with $259.6 million of debt, which reflects the drawing down of credit facility for the acquisition of Convio. The Company generated $10.9 million in cash flow from operations during the second quarter, returned $10.8 million to stockholders by way of dividend and invested $11.6 million in capital expenditures.

Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a third quarter 2012 dividend of $0.12 per share payable on September 14, 2012, to stockholders of record on August 28, 2012. Additionally, as of June 30, 2012, $50.0 million remained available under the Company’s share repurchase program.

Conference Call Details

Blackbaud will host a conference call today, August 7, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available through August 14, 2012, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 397056. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ:BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 27,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare, and other charitable causes. The Company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Blackbaud has been recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work. Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, and in Australia, Canada, Mexico, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding: market acceptance of Blackbaud’s acquisition of Convio and the resulting unique product offering position; Blackbaud’s ability to achieve its synergy targets and the timing of the benefits. These statements involve a number of risks and uncertainties; Blackbaud’s ability to serve the multi-channel supporter engagement needs of nonprofit organizations; and macroeconomic trends and their effects on Blackbaud and nonprofits. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies and other risks associated with acquisitions; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes consolidated non-GAAP revenue, consolidated non-GAAP income from operations, consolidated non-GAAP net income, consolidated non-GAAP diluted earnings per share, and Blackbaud standalone non-GAAP income from operations. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude: a write-down of Convio deferred revenue, stock-based compensation expense; costs associated with amortization of intangibles arising from business combinations; a write-off of prepaid proprietary software licenses; acquisition and integration related expenses; a charge associated with impairment of cost method investment; and, a gain in connection with the sale of assets. We use these measures and believe them useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

or

Brian Denyeau

ICR

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@Blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$21,192	$52,520
Donor restricted cash	18,314	40,205
Accounts receivable, net of allowance of $4,208 and $3,913 at June 30, 2012 and December 31, 2011, respectively	89,208	62,656
Prepaid expenses and other current assets	44,229	31,016
Deferred tax asset, current portion	1,959	1,551

Total current assets	174,902	187,948
Property and equipment, net	43,980	34,397
Deferred tax asset	774	29,376
Goodwill	262,568	90,122
Intangible assets, net	177,747	44,660
Other assets	8,458	6,087

Total assets	$668,429	$392,590

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,594	$13,464
Accrued expenses and other current liabilities	37,506	32,707
Donations payable	18,314	40,205
Debt, current portion	165,000	—
Deferred revenue, current portion	175,076	153,665

Total current liabilities	413,490	240,041
Long-term debt, net of current portion	94,600	—
Deferred tax liability	1,348	—
Deferred revenue, net of current portion	9,177	9,772
Other liabilities	3,137	2,775

Total liabilities	521,752	252,588

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 54,240,408 and 53,959,532 shares issued at June 30, 2012 and December 31, 2011, respectively	54	54
Additional paid-in capital	194,254	175,401
Treasury stock, at cost; 9,065,862 and 9,019,824 shares at June 30, 2012 and December 31, 2011, respectively	(167,646)	(166,226)
Accumulated other comprehensive loss	(1,601)	(1,148)
Retained earnings	121,616	131,921

Total stockholders’ equity	146,677	140,002

Total liabilities and stockholders’ equity	$668,429	$392,590

Blackbaud, Inc.

Consolidated statements of comprehensive income

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2012	2011	2012	2011
Revenue
License fees	$4,521	$5,097	$11,689	$9,648
Subscriptions	37,923	25,885	65,985	49,802
Services	31,790	28,332	55,748	53,311
Maintenance	33,880	32,610	67,446	64,443
Other revenue	2,076	1,858	4,028	3,206

Total revenue	110,190	93,782	204,896	180,410

Cost of revenue
Cost of license fees	821	1,062	1,434	1,782
Cost of subscriptions	16,561	10,473	29,535	19,635
Cost of services	25,299	20,307	45,341	39,181
Cost of maintenance	6,178	6,035	12,155	12,286
Cost of other revenue	1,646	1,411	3,115	2,545

Total cost of revenue	50,505	39,288	91,580	75,429

Gross profit	59,685	54,494	113,316	104,981

Operating expenses
Sales and marketing	24,223	19,058	44,600	38,336
Research and development	14,856	11,527	28,160	23,493
General and administrative	21,753	9,176	36,254	18,378
Impairment of cost method investment	200	—	200	—
Amortization	530	246	727	479

Total operating expenses	61,562	40,007	109,941	80,686

Income (loss) from operations	(1,877)	14,487	3,375	24,295
Interest income	33	45	80	78
Interest expense	(1,462)	(60)	(1,653)	(84)
Other (expense) income, net	(140)	216	(448)	285

Income (loss) before provision for income taxes	(3,446)	14,688	1,354	24,574
Income tax provision (benefit)	(1,175)	5,326	866	7,919

Net income (loss)	$(2,271)	$9,362	$488	$16,655

Earnings (loss) per share
Basic	$(0.05)	$0.22	$0.01	$0.38
Diluted	$(0.05)	$0.21	$0.01	$0.38
Common shares and equivalents outstanding
Basic weighted average shares	44,112,905	43,447,007	44,023,650	43,399,874
Diluted weighted average shares	44,112,905	44,098,046	44,659,678	44,004,712
Dividends per share	$0.12	$0.12	$0.24	$0.24
Other comprehensive income (loss)
Foreign currency translation adjustment	(168)	(87)	111	169
Unrealized loss on derivative instruments, net of tax	(564)	—	(564)	—

Comprehensive income (loss)	$(3,003)	$9,275	$35	$16,824

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2012	2011
Cash flows from operating activities
Net income	$488	$16,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,223	8,170
Provision for doubtful accounts and sales returns	2,511	2,366
Stock-based compensation expense	9,624	7,325
Excess tax benefits from stock-based compensation	(340)	(226)
Deferred taxes	464	3,188
Impairment of cost method investment	200	—
Gain on sale of assets	—	(549)
Other non-cash adjustments	177	(68)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(16,135)	(10,580)
Prepaid expenses and other assets	(7,268)	3,602
Trade accounts payable	643	1,355
Accrued expenses and other liabilities	(4,692)	(2,132)
Donor restricted cash	21,868	5,540
Donations payable	(21,868)	(5,540)
Deferred revenue	13,054	9,246

Net cash provided by operating activities	10,949	38,352

Cash flows from investing activities
Purchase of property and equipment	(11,568)	(7,703)
Purchase of net assets of acquired companies, net of cash acquired	(280,095)	(16,475)
Capitalized software development costs	(235)	(506)
Proceeds from sale of assets	—	719

Net cash used in investing activities	(291,898)	(23,965)

Cash flows from financing activities
Proceeds from issuance of debt	312,000	—
Payments on debt	(52,400)	—
Payments of deferred financing costs	(2,440)	(767)
Proceeds from exercise of stock options	2,984	1,925
Excess tax benefits from stock-based compensation	340	226
Dividend payments to stockholders	(10,830)	(10,686)
Payments on capital lease obligations	—	(25)

Net cash provided by (used in) financing activities	249,654	(9,327)

Effect of exchange rate on cash and cash equivalents	(33)	363

Net increase (decrease) in cash and cash equivalents	(31,328)	5,423
Cash and cash equivalents, beginning of period	52,520	28,004

Cash and cash equivalents, end of period	$21,192	$33,427

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
GAAP revenue	$110,190	$93,782	$204,896	$180,410
Non-GAAP adjustments:
Add back: Convio deferred revenue writedown	3,468	—	3,468	—

Total Non-GAAP adjustments	3,468	—	3,468	—
Non-GAAP revenue	$113,658	$93,782	$208,364	$180,410

GAAP gross profit	$59,685	$54,494	$113,316	$104,981
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	3,468	—	3,468	—
Add: Stock-based compensation expense	899	810	1,683	1,611
Add: Amortization of intangibles from business combinations	3,567	1,636	5,346	3,259
Add: Write-off of prepaid proprietary software licenses	350	—	350	—

Total Non-GAAP adjustments	8,284	2,446	10,847	4,870
Non-GAAP gross profit	$67,969	$56,940	$124,163	$109,851

Non-GAAP gross margin	60%	61%	60%	61%

GAAP income (loss) from operations	$(1,877)	$14,487	$3,375	$24,295
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	3,468	—	3,468	—
Add: Stock-based compensation expense	5,788	3,530	9,624	7,326
Add: Amortization of intangibles from business combinations	4,097	1,882	6,073	3,738
Add: Acquisition-related expenses	4,244	—	6,427	1,054
Add: Acquisition integration costs	3,029	—	3,029	—
Add: Write-off of prepaid proprietary software licenses	350	—	350	—
Add: Impairment of cost method investment	200	—	200	—
Less: Gain on sale of assets	—	—	—	(549)

Total Non-GAAP adjustments	21,176	5,412	29,171	11,569
Non-GAAP income from operations	$19,299	$19,899	$32,546	$35,864

Non-GAAP operating margin	17%	21%	16%	20%

GAAP net income (loss)	$(2,271)	$9,362	$488	$16,655
Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	21,176	5,412	29,171	11,569
Less: Tax impact related to Non-GAAP adjustments	(8,090)	(2,514)	(11,039)	(6,178)

Non-GAAP net income	$10,815	$12,260	$18,620	$22,046

Shares used in computing Non-GAAP diluted earnings per share	44,739	44,098	44,660	44,005

Non-GAAP diluted earnings per share	$0.24	$0.28	$0.42	$0.50

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$245	$225	$426	$327
Cost of services	565	447	1,057	904
Cost of maintenance	89	138	200	380

Subtotal	899	810	1,683	1,611
Operating expenses
Sales and marketing	603	272	1,020	629
Research and development	847	671	1,498	1,514
General and administrative	3,439	1,777	5,423	3,572

Subtotal	4,889	2,720	7,941	5,715

Total stock-based compensation expense	$5,788	$3,530	$9,624	$7,326

Amortization of intangibles from business combinations
Cost of revenue
Cost of license fees	$124	$156	$247	$321
Cost of subscriptions	2,706	816	3,688	1,617
Cost of services	468	391	879	778
Cost of maintenance	250	253	494	505
Cost of other revenue	19	20	38	38

Subtotal	3,567	1,636	5,346	3,259
Operating expenses	530	246	727	479

Total amortization of intangibles from business combinations	$4,097	$1,882	$6,073	$3,738

Blackbaud, Inc.

Standalone Blackbaud Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(in thousands, except per share amounts)	Three months ended June 30, 2012
GAAP revenue	$99,619

GAAP gross profit	$56,394
Non-GAAP adjustments:
Add: Stock-based compensation expense	899
Add: Amortization of intangibles from business combinations	1,784
Add: Write-off of prepaid proprietary software licenses	350

Total Non-GAAP adjustments	3,033
Non-GAAP gross profit	$59,427

Non-GAAP gross margin	60%

GAAP income from operations	$2,461
Non-GAAP adjustments:
Add: Stock-based compensation expense	5,788
Add: Amortization of intangibles from business combinations	1,954
Add: Acquisition-related expenses	4,244
Add: Acquisition integration costs	2,134
Add: Write-off of prepaid proprietary software licenses	350
Add: Impairment of cost method investment	200

Total Non-GAAP adjustments	14,670
Non-GAAP income from operations	$17,131

Non-GAAP operating margin	17%

GAAP net loss	$(2,271)
Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	14,670
Less: Tax impact related to Non-GAAP adjustments	(2,877)

Non-GAAP net income	$9,522

Shares used in computing Non-GAAP diluted earnings per share	44,739

Non-GAAP diluted earnings per share	$0.21